Exhibit 99.1

WEBCAST PRESENTATION 201 9 | July NASDAQ: XSPA a preeminent pure - play health and wellness services company

Safe Harbor Statement This presentation includes forward - looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” ”future,” “continue,” or the negative of such terms, or other comparable terminology . Forward - looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date, and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed . Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10 - K, Quarterly Report on Form 10 - Q, recent Current Reports on Form 8 - K and other SEC filings . All subsequent written and oral forward - looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above . XpresSpa Group does not undertake any obligation to publicly update any of these forward - looking statements to reflect events or circumstances that may arise after the date hereof . Trademark Usage XpresSpa Group the XpresSpa Group logo, and other XpresSpa Group trademarks, service marks, and designs are registered or unregistered trademarks of XpresSpa Group Inc . and itssubsidiaries in the United States and in foreign countries . This presentation contains trade names, trademarks and service marks of other companies . All such trade names, trademarksand service marks of other companies are property of their respective owners . XpresSpa Group Inc . does not intend its use or display of other parties’ trade names, trademarks andservice marks to imply a relationship with, or endorsement or sponsorship of or by, such other parties . Use of Non - GAAP Financial Measures XpresSpa uses GAAP and non - GAAP measurements to assess the trends in its business . Items XpresSpa reviews on an ongoing basis are revenues, Comp Store Sales (which it defines assales from stores opened longer than a year compared to the same period sales of those stores a year ago), store contribution margins, and number of transactions (which is a way tomeasure traffic in spas) . In addition, XpresSpa monitors stores’ performance compared to its model store metrics to ensure that it is consistently opening spas that have the same orsimilar return dynamics as historical stores . XpresSpa believes the trends exhibited by its business are strong and substantiate its continued investment in additional locations and infrastructure . Disclaimers 2

XpresSpa Group, Inc.
July 2019

Non-GAAP presentation for illustration purposes only

		Actual		Fully Diluted upon Exercise of Conversion Features of Notes and Preferreds	
		Before	After	Before	After
	Current maturities of debt:				
(1)	Secured Convertible Notes due November 17, 2019	$ 2,338,610	$ -	$ 2,338,610	$ -
(2)	B3D, LLC Senior Secured 11.24% Credit Agreement due December 31, 2019	$ 6,500,000	$ -	$ 6,500,000	$ -
	Sub-total Current maturities of Debt	$ 8,838,610	$ -	$ 8,838,610	$ -
	Long-term maturities of debt:				
(1)	Secured Convertible Notes due November 17, 2019	$ -	$ -	$ -	$ -
(2)	B3D, LLC Senior Secured 9.0% Convertible Credit Agreement due December 31, 2021	$ -	$ 7,000,000	$ -	$ -
(3)	Calm.com, Inc. Unsecured 5% Convertible Note due May 31, 2022	$ -	$ 2,500,000	$ -	$ -
	Sub-total Long -term maturities of Debt	$ -	$ 9,500,000	$ -	$ -
	TOTAL DEBT	$ 8,838,610	$ 9,500,000	$ 8,838,610	$ -
	Common Shares Ownership:				
	Existing common shares	1,970,960	1,970,960	1,970,960	1,970,960
(1)	Secured Convertible Notes due November 17, 2019, as converted into common	-	585,660	-	585,660
(1)	Secured Convertible Notes due November 17, 2019, as converted into common ($0.01 warrants)	-	356,772	-	356,772
(6)	Series F Preferred Shares, as converted to common	-	-	-	450,000
(2)	B3D, LLC Senior Secured 9.0% Convertible Credit Agreement, as converted into common	-	-	-	3,500,000
(3)	Calm.com, Inc. Unsecured 5% Convertible Note due May 31, 2022, as converted into Series E Preferred	-	-	-	1,250,000
	Sub-total effect of debt conversions	-	942,432	-	6,142,432
(4)	Series D 9% Preferred Stock, as converted into common at $2.00 per share	-	-	-	12,047,832
	Sub-total effect of equity conversions	-	-	-	12,047,832
	Effect on common shares outstanding of (1) through (6) above	-	942,432	-	18,190,264

Note: The above table should be read in conjuction with the Company's Press Release dated July 8, 2019 and the related Webcast released on July 10, 2019

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WEBCAST PRESENTATION 201 9 | July NASDAQ: XSPA a preeminent pure - play health and wellness services company